UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  07/15/2005

RADIOLOGIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23311

DELAWARE	75-2648089
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3600 JP MORGAN CHASE TOWER
2200 ROSS AVENUE
DALLAS, TEXAS 75201-2776
(Address of Principal Executive Offices, Including Zip Code)

(214) 303-2776
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

On July 15, 2005, Radiologix entered into an employment agreement with Carol A. Gleber, who is joining Radiologix as its Senior Vice President and Chief Operating Officer. Pursuant to the employment agreement, Ms. Gleber's annual base salary will be $300,000. She will participate in all bonus or incentive compensation plans that are generally available to Radiologix's corporate officers. Ms. Gleber will also receive options to purchase up to 250,000 shares of Radiologix common stock at an exercise price equal to fair market value as defined in Radiologix's 2004 Long-Term Incentive Compensation Plan.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Radiologix appointed Carol A. Gleber as its Senior Vice President and Chief Operating Officer, effective July 15, 2005. From July 2004 until she joined Radiologix, Ms. Gleber, age 53, was President and Chief Operating Officer of Care Support of America, a start-up company developing an insurance product for the elderly with advanced illness. From May 2001 until July 2004, she served as Senior Vice President-Operations, at Renal Care Group, a dialysis services company. After 11 years as Senior Vice President and Chief Operating Officer of Curative Health Services, a publicly held provider of patient services for chronic disorders and disease states, Ms. Gleber retired temporarily from September 2000 to May 2001.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

RADIOLOGIX, INC.

Date: July 15, 2005.	By:	/s/ Michael L. Silhol
Michael L. Silhol
Senior Vice President

Exhibit Index

Exhibit No.	Description
EX-10.31	Employment Agreement dated July 31, 2005, between Radiologix, Inc. and Carol A. Gleber.